BlackRock FundsSM (the "Registrant"):  BlackRock Technology
Opportunities Fund (formerly known as BlackRock Science &
Technology Opportunities Portfolio) (the "Fund")

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form
N-SAR, a copy of the Registrant's Certification of Classification of Shares with respect to the Fund filed with the Commonwealth of Massachusetts.


BLACKROCK FUNDSSM

(A Massachusetts Business Trust)

CERTIFICATION OF CLASSIFICATION OF SHARES

The undersigned, Secretary of the BlackRock FundsSM (the
"Trust"), does hereby certify to the following:

That, at a meeting of the Board of Trustees of the Trust on September 28, 2017, the Trustees of the Trust by resolution approved a change in the supplementary designation of the class with the alphabetical designation OO from BlackRock Science & Technology Opportunities Portfolio to BlackRock Technology Opportunities Fund, effective as of the date on which the amendment to the Trust's Registration Statement filed with the Securities and Exchange Commission pursuant to Rule 485(a) under the Securities Act of 1933, incorporating the name change, becomes effective, which occurred on December 30, 2017.


Witness my hand and seal this 5th day of January, 2018.


/s/ Benjamin Archibald
Benjamin Archibald
Secretary